UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2014
Date of Report (Date of earliest event reported)

Apollo Global Management, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Robert K. Kraft as Director

On May 8, 2014, Robert K. Kraft was appointed to the Board of Directors (the “Board of Directors”) of Apollo Global Management, LLC (the “Company”). Mr. Kraft will serve as a member of the conflicts committee of the Board of Directors.

Mr. Kraft will receive an annual cash retainer of $135,000 for serving as a director of the Company and as a member of the conflicts committee of the Board of Directors. In addition, Mr. Kraft will receive $300,000 in restricted share units of the Company under the Company’s 2007 Omnibus Equity Incentive Plan, subject to three-year vesting, to be granted on June 30, 2014. Mr. Kraft has also entered into an indemnification agreement with the Company.

Mr. Kraft will also be allowed to invest in funds managed by the Company and its subsidiaries for which investment opportunities are offered to other directors of the Company on the same terms as offered to other directors of the Company.  Through entities in which he has sole control, Mr. Kraft invested indirectly and not in his individual capacity, $1,365,427 in funds managed by the Company and its subsidiaries during 2013 and such entities received aggregate distributions of $5,865,981, including profits and return of capital.

A copy of the press release announcing the appointment of Mr. Kraft to the Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 is deemed “furnished” and not filed under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Apollo Global Management, LLC, dated May 8, 2014, announcing the appointment of Robert K. Kraft as director (this exhibit is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: May 9, 2014	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Apollo Global Management, LLC, dated May 8, 2014, announcing the appointment of Robert K. Kraft as director (this exhibit is furnished and not filed).